EXHIBIT 23.2

              CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS


As independent registered public accountants, we hereby consent to the incorporation by reference in this registration statement on Form S-8 of our report dated April 1, 2005 included in American Consolidated Management Group, Inc. Form 10-KSB for the year ended December 31, 2005 and to all references to our Firm included in this registration statement on Form S-8.

/s/ Elliott Davis, LLC

Greenville, South Carolina
September 19, 2005